EXHIBIT 99.1

Varonis Announces Fourth Quarter and Full-Year 2023 Financial Results

Annual recurring revenues grew 17% year-over-year
SaaS ARR as a percentage of total ARR was approximately 23%
Year-to-date cash from operations generated $59.4 million vs. $11.9 million last year
Year-to-date free cash flow generated $54.3 million vs. $0.5 million last year

NEW YORK, Feb. 05, 2024 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the fourth quarter and full year ended December 31, 2023.

Yaki Faitelson, Varonis CEO, said, "Our fourth quarter results reflect the sustained momentum of our SaaS platform and I’m happy to announce that SaaS ARR represented approximately 23% of total company ARR at year-end. This progress gives us the confidence to accelerate our SaaS transition timeline, which we now expect to complete by the end of 2026, a year earlier than our initial outlook."

Guy Melamed, Varonis CFO & COO, added, “The strong demand for our SaaS platform is reflected by our fourth quarter SaaS mix of 66% versus our guidance of 60% and better than expected existing customer conversions. This adoption benefits ARR and free cash flow and we expect the uptake of SaaS to accelerate in dollar terms in the coming year, which positions us well as we enter 2024."

Financial Summary for the Fourth Quarter Ended December 31, 2023

  Total revenues were $154.1 million, compared with $142.6 million in the fourth quarter of 2022.
  Subscription revenues were $129.2 million, compared with $116.7 million in the fourth quarter of 2022.
  Maintenance and services revenues were $24.9 million, compared with $25.9 million in the fourth quarter of 2022.
  GAAP operating loss was ($5.2) million, compared to GAAP operating loss of ($10.0) million in the fourth quarter of 2022.
  Non-GAAP operating income was $27.2 million, compared to non-GAAP operating income of $26.0 million in the fourth quarter of 2022.

Financial Summary for the Year Ended December 31, 2023

  Total revenues were $499.2 million, compared with $473.6 million in 2022.
  Subscription revenues were $400.9 million, compared with $366.1 million in 2022.
  Maintenance and services revenues were $98.3 million, compared with $107.5 million in 2022.
  GAAP operating loss was ($117.2) million, compared to GAAP operating loss of ($121.2) million in 2022.
  Non-GAAP operating income was $28.7 million, compared to non-GAAP operating income of $29.5 million in 2022.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and twelve months ended December 31, 2023 and 2022. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $543.0 million as of the end of the fourth quarter, up 17% year-over-year.
  As of December 31, 2023, the Company had $744.8 million in cash and cash equivalents, short-term deposits and marketable securities.
  During the twelve months ended December 31, 2023, the Company generated $59.4 million of cash from operations, compared to $11.9 million generated in the prior year period.
  During the twelve months ended December 31, 2023, the Company generated $54.3 million of free cash flow, compared to $0.5 million generated in the prior year period.
  Expanded Microsoft Exchange Online protection to prevent sensitive email exposure.
  Added Generative AI capabilities to Varonis Data Security Platform with introduction of Athena AI.
  Launched Varonis Data Security Platform on Salesforce AppExchange.
  Announced a strategic collaboration with Microsoft to help companies safely harness the power of AI with Microsoft Copilot for Microsoft 365.
  Expanded our SaaS offering with coverage for Snowflake, which allows customers to continuously discover and classify critical data, remove exposures, and detect threats to Snowflake data warehouses and databases.
  Announced universal data classification support for databases, which allows customers to centralize data classification efforts under a single platform.
  Introduced Varonis MDDR, the industry’s first data-centric managed detection and response service with 24x7x365 coverage, further enabling customers to achieve effortless security outcomes.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the first quarter of 2024, the Company expects:

  Revenues of $111.0 million to $115.0 million, or year-over-year growth of 3% to 7%.
  Non-GAAP operating loss of ($15.0) million to ($13.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.10) to ($0.09), based on 110.1 million basic and diluted shares outstanding.

For full year 2024, the Company expects:

  ARR of $617.0 million to $625.0 million, or year-over-year growth of 14% to 15%.
  Free cash flow of $70.0 million to $75.0 million.
  Revenues of $536.0 million to $546.0 million, or year-over-year growth of 7% to 9%.
  Non-GAAP operating income of $7.5 million to $12.5 million.
  Non-GAAP net income per diluted share in the range of $0.11 to $0.13, based on 127.7 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, February 5, 2024, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter and full year 2023 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13743527. A replay of this conference call will be available through February 12, 2024 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13743527. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, SaaS contracts, and maintenance contracts in effect at the end of that period. Subscription license contracts, SaaS contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is a leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), and insider risk management.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	Unaudited		Unaudited
Revenues:
Subscriptions	$129,164	$116,727	$400,907	$366,144
Maintenance and services	24,935	25,890	98,253	107,490
Total revenues	154,099	142,617	499,160	473,634

Cost of revenues	19,347	17,030	71,751	69,836

Gross profit	134,752	125,587	427,409	403,798

Operating expenses:
Research and development	48,144	45,018	183,838	177,881
Sales and marketing	70,569	71,779	277,893	275,090
General and administrative	21,283	18,783	82,901	72,055
Total operating expenses	139,996	135,580	544,632	525,026

Operating loss	(5,244)	(9,993)	(117,223)	(121,228)
Financial income, net	5,433	4,270	30,305	10,413

Income (loss) before income taxes	189	(5,723)	(86,918)	(110,815)
Income taxes	(1,087)	(5,025)	(13,998)	(13,703)

Net loss	$(898)	$(10,748)	$(100,916)	$(124,518)

Net loss per share of common stock, basic and diluted	$(0.01)	$(0.10)	$(0.92)	$(1.14)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,007,859	109,214,698	109,141,894	109,281,368

Stock-based compensation expense for the three and twelve months ended December 31, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$1,275	$2,236	$7,221	$10,720
Research and development	11,199	12,243	48,679	50,971
Sales and marketing	10,186	12,573	48,047	51,793
General and administrative	8,983	7,754	35,872	29,378
	$31,643	$34,806	$139,819	$142,862

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$20	$61	$405	$595
Research and development	133	40	365	180
Sales and marketing	152	188	1,972	2,661
General and administrative	32	23	518	704
	$337	$312	$3,260	$4,140

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended December 31, 2023 and 2022 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	Unaudited		Unaudited
Cost of revenues	$381	$381	$1,525	$1,525
Research and development	128	467	1,363	2,235
Sales and marketing	—	—	—	—
General and administrative	—	—	—	—
	$509	$848	$2,888	$3,760

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2023	December 31, 2022
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$230,740	$367,800
Marketable securities	253,175	236,338
Short-term deposits	49,800	128,350
Trade receivables, net	169,116	135,979
Prepaid expenses and other current assets	64,326	37,190
Total current assets	767,157	905,657
Long-term assets:
Long-term marketable securities	211,063	—
Operating lease right-of-use assets	51,838	56,772
Property and equipment, net	33,964	39,043
Intangible assets, net	1,263	2,788
Goodwill	23,135	23,135
Other assets	15,490	16,337
Total long-term assets	336,753	138,075
Total assets	$1,103,910	$1,043,732

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$672	$2,962
Accrued expenses and other short-term liabilities	125,057	115,231
Deferred revenues	181,049	110,550
Total current liabilities	306,778	228,743
Long-term liabilities:
Convertible senior notes, net	250,477	248,963
Operating lease liabilities	51,313	57,627
Deferred revenues	886	1,503
Other liabilities	4,808	4,771
Total long-term liabilities	307,484	312,864

Stockholders’ equity:
Share capital
Common stock	109	108
Accumulated other comprehensive loss	(8,649)	(9,557)
Additional paid-in capital	1,142,578	1,055,048
Accumulated deficit	(644,390)	(543,474)
Total stockholders’ equity	489,648	502,125
Total liabilities and stockholders’ equity	$1,103,910	$1,043,732

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2023	2022
	Unaudited

Cash flows from operating activities:
Net loss	$(100,916)	$(124,518)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,703	12,176
Stock-based compensation	139,819	142,862
Amortization of deferred commissions	21,531	22,264
Noncash operating lease costs	9,468	9,305
Amortization of debt issuance costs	1,514	1,486
Amortization of premium and accretion of discount on marketable securities	(9,354)	(344)
Gain from sale of property and equipment	—	(21)

Changes in assets and liabilities:
Trade receivables	(33,137)	(18,800)
Prepaid expenses and other current assets	(21,459)	(6,161)
Deferred commissions	(21,964)	(22,033)
Other long-term assets	(577)	502
Trade payables	(2,290)	(2,362)
Accrued expenses and other short-term liabilities	(5,278)	(9,115)
Deferred revenues	69,882	5,266
Other long-term liabilities	474	1,364
Net cash provided by operating activities	59,416	11,871

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	301,350	41,600
Investment in marketable securities	(517,948)	(277,871)
Proceeds from short-term and long-term deposits	214,444	15,961
Investment in short-term and long-term deposits	(135,823)	(142,566)
Proceeds from sale of property and equipment	—	21
Purchases of property and equipment	(5,099)	(11,396)
Net cash used in investing activities	(143,076)	(374,251)

Cash flows from financing activities:
Proceeds from employee stock plans	11,537	11,940
Taxes paid related to net share settlement of equity awards	(21,415)	(31,077)
Repurchase of common stock	(43,522)	(56,444)
Net cash used in financing activities	(53,400)	(75,581)
Decrease in cash and cash equivalents	(137,060)	(437,961)
Cash and cash equivalents at beginning of period	367,800	805,761
Cash and cash equivalents at end of period	$230,740	$367,800

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income:

GAAP operating loss	$(5,244)	$(9,993)	$(117,223)	$(121,228)

Add back:
Stock-based compensation expense	31,643	34,806	139,819	142,862
Payroll tax expenses related to stock-based compensation	337	312	3,260	4,140
Amortization of acquired intangible assets and acquisition-related expenses	509	848	2,888	3,760
Non-GAAP operating income	$27,245	$25,973	$28,744	$29,534

Reconciliation to non-GAAP net income:

GAAP net loss	$(898)	$(10,748)	$(100,916)	$(124,518)

Add back:
Stock-based compensation expense	31,643	34,806	139,819	142,862
Payroll tax expenses related to stock-based compensation	337	312	3,260	4,140
Amortization of acquired intangible assets and acquisition-related expenses	509	848	2,888	3,760
Foreign exchange rate differences, net	2,290	532	(916)	(5,147)
Amortization of debt issuance costs	381	374	1,514	1,486
Non-GAAP net income	$34,262	$26,124	$45,649	$22,583

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,007,859	109,214,698	109,141,894	109,281,368
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	109,007,859	109,214,698	109,141,894	109,281,368
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	126,061,869	126,010,187	126,585,777	126,247,041

GAAP net loss per share of common stock - basic and diluted	$(0.01)	$(0.10)	$(0.92)	$(1.14)
Non-GAAP net income per share of common stock - basic	$0.31	$0.24	$0.42	$0.21
Non-GAAP net income per share of common stock - diluted	$0.27	$0.21	$0.36	$0.18

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31,
	2023	2022
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$59.4	$11.9
Purchases of property and equipment	(5.1)	(11.4)
Free cash flow	$54.3	$0.5

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2024
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$77.0	$84.0
Purchases of property and equipment	(7.0)	(9.0)
Free cash flow	$70.0	$75.0